Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Berliner Communications, Inc.
Elmwood Park, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2006, except for Note 18, which is as of March 15, 2007, relating to the consolidated financial statements of Berliner Communications, Inc., appearing in the Company’s 2006 Form 10-K for the year ended June 30, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO Seidman, LLP

BDO Seidman, LLP
Valhalla, New York

July 27, 2007